UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CELSIUS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELSIUS HOLDINGS, INC.
140 NE 4th Ave, Suite C
Delray Beach, Florida
 (561) 276-2239

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 16, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of CELSIUS HOLDINGS, INC., a “Nevada” corporation (the “Company”), which will be held at Old School Square, 51 N. Swinton Ave , Delray Beach, Florida, on July 16, 2009 at 10:00 a.m. local time, for the following purposes:

1.	To elect of five (5) persons to our board of directors to serve until the 2010 annual meeting or until their successors have been duly elected and qualified; and

2.	To approve and ratify the Company's Amended 2006 Incentive Stock Plan;

3.
To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 350,000,000 shares to 1,000,000,000 shares (the "Recapitalization Amendment"),and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on May 18, 2009 as the Record Date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection for ten days prior to the Annual Meeting at our executive offices located at 140 NE 4th Ave, Suite C, Delray Beach, Florida.

By Order of the Board of Directors

/s/ Stephen C. Haley
Stephen C. Haley
Chief Executive Officer
Date: May 19, 2009
Place: Delray Beach, Florida

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXYCARD WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING	4
ABOUT THE MEETING	4
ADDITIONAL INFORMATION	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN	9
PROPOSAL NO. 3: TO APPROVE A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 350,000,000 SHARES TO 1,000,000,000 SHARES (the “RECAPITALIZATION AMENDMENT”)	11
CORPORATE GOVERNANCE	12
COMPENSATION DISCUSSION AND ANALYSIS	12
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS	14
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16
INDEPENDENT PUBLIC ACCOUNTANTS	17
SHAREHOLDERS COMMUNICATIONS	17
SHAREHOLDER PROPOSALS FOR THE 2010 MEETING	17
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING	18
OTHER MATTERS	18

CELSIUS HOLDINGS, INC.
140 NE 4th Ave, Suite C
Delray Beach, Florida
 (561) 276-2239
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 16, 2009

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

This proxy statement contains information related to our 2009 annual meeting of stockholders to be held on Thursday, July 16, 2009, at 10:00 a.m., local time, at Old School Square, 51 N. Swinton Ave , Delray Beach, Florida and at any adjournments or postponements thereof. We are using the Securities and Exchange Commission rule that allows companies to provide access to proxy materials to their stockholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about May 25, 2009 to each holder of record of our common stock, as of May 18, 2009, the record date for the meeting. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Shareholders should review the information provided herein in conjunction with the Company’s Form 10-K for the year ended December 31, 2008, which has been filed with the SEC and the Company’s quarterly filing on Form 10-Q for the quarter ended March 31, 2009 , and other filings with the SEC. The Company’s principal executive offices are located at 140 NE 4th Ave, Suite C, Delray Beach, Florida, phone:  (561) 276-2239.

The Company will solicit shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs.  In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote on the election of the nominated directors, to approve our Amended 2006 Incentive Stock Plan, to approve a Recapitalization Amendment and to approve a Certificate of Amendment to our Certificate of Incorporation. In addition, we will respond to questions from our shareholders.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We are pleased to be using the Securities and Exchange Commission rule that allows companies to provide access to proxy materials to their stockholders over the Internet. We believe that this new process should expedite stockholders' receipt of proxy materials, lower the costs of our annual meetings, and help to conserve natural resources. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” on or about May 25, 2009 to our stockholders of record on May 18, 2009. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Who is entitled to vote at the meeting?

If you are the record holder of shares of our common stock or Series A or B Convertible Preferred Stock at the close of business on May 18, 2009, (the “Record Date”), you are entitled to vote at the annual meeting. With respect to all matters to be acted upon at the annual meeting, each share of our common stock is entitled to one vote, each share of Series A Convertible Preferred Stock is entitled to 12,500 votes and each share of Series B Convertible Preferred Stock is entitled to 20,000 votes.

Who can attend the meeting?

Only holders of our stock as of the Record Date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of our common stock and the shares of our common stock into which our Series A and B Convertible Preferred Stock are convertible will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, we had issued and outstanding 149,156,558 shares of common stock, and 2,081 shares of Series A Convertible Preferred Stock, and 4,011 shares of Series B Convertible Preferred Stock. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying Proxy Card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed Proxy Card in person.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting. Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is included after the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	for the election of the nominated slate of directors.
•	for the approval of the Amended 2006 Stock Incentive Plan.
•	for the approval of a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 350,000,000 shares to 1,000,000,000 shares

The board of directors does not know of any other matters that may be brought before the meeting. In the event that any other matter should properly come before the annual meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Other Proposals. For any other proposal, the affirmative vote, either in person or by proxy, of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of shares of our common stock held by these persons. We will reimburse these persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

How is the meeting conducted?

The Chairman of the Board has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so. The Chairman of the Board may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Only holders of our common stock and Series A and B Convertible Preferred Stock as of the Record Date, or their duly appointed proxies, may attend the annual meeting. Our principal executive offices are located at 140 NE 4th Ave, Suite C, Delray Beach, Florida, and our telephone number is (561) 276-223. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

How are votes tabulated?
The preliminary proxy votes will be tabulated and certified by our transfer agent Interwest Transfer.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections, Sandy Telsaint, and published in our next quarterly report on Form 10-Q after the Annual Meeting or any of its adjournments.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file periodic reports and other information with the Securities and Exchange Commission, or the SEC. Those reports, proxy statements and other information concerning us may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at the Public Reference Room, 100 F Street, N.E. Washington, D.C.. In addition, certain electronically filed documents, including current reports, quarterly reports and annual reports, can be obtained from the Commission’s website at http://www.sec.gov or our website at www.celsius.com under the Investor information section. In addition, we will provide without charge to each person to whom a copy of this proxy statement is delivered a copy of any of the foregoing documents (other than exhibits). Requests for such documents should be addressed to our Corporate Secretary at Celsius Holdings, Inc., 140 NE 4th Ave, Suite C, Delray Beach, Florida 33483.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows as of the Record Date (or such other date indicated in the footnotes below), the number of shares beneficially owned and the percentage ownership of the Company’s common stock, by the following:

(a) each person known to management to own beneficially more than five percent of the outstanding shares of the Company’s common stock;

(b) each of the Company’s directors;

(c) each of the named executive officers set forth under the Summary Compensation Table under “Executive Compensation” below; and

(d) all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership
	Outstanding Shares Beneficially Owned	Right to Acquire Within 60 Days After May 18, 2009	Shares Beneficially Owned (7) Number

Name and Address of Beneficial Owner(1)				Percentage
Carl DeSantis (2)	11,284,016	106,232,500	117,516,516	46.0%
William H. Milmoe (3)	11,194,016	106,232,500	117,426,516	46.0%
CD Financial, LLC (4)	11,184,016	106,232,500	117,416,516	46.0%
CDS Ventures of South Florida, LLC (4)	-	106,232,500	106,232,500	41.6%
Stephen C. Haley (5)	44,889,852	1,337,246	46,227,098	30.7%
Lucille Santini	18,144,926	-	18,144,926	12.2%
Joseph & Gionis LLC	10,000,000	7,000,000	17,000,000	10.9%
Jan Norelid (6)	1,422,344	2,103,529	3,525,873	2.3%
Richard McGee	1,583,598	1,133,372	2,716,970	1.8%
Janice Haley	245,098	2,032,995	2,278,093	1.5%
James Cast	-	367,450	367,450	0.2%
Geary Cotton	-	-	-	-%
All executive officers and directors as a	59,334,908	113,207,092	172,542,000	65.8%
group (6 persons)
________________

(1)	Unless otherwise noted in the table above, the address of each beneficial owner listed on the table is c/o Celsius Holdings, Inc., 140 NE 4th Avenue, Suite C, Delray Beach, FL 33483.
(2)
Mr. DeSantis directly owns 100,000 shares of common stock. He has beneficial ownership of 11,184,016 common shares owned by CD Financial, LLC. He has beneficial ownership of 2,081 shares of Series A Convertible Preferred Stock and 4,011 shares of Series B Convertible Preferred Stock owned by CDS Ventures of South Florida, LLC, immediately convertible into a maximum of 26,012,500 and 80,220,000 common shares respectively. Mr. DeSantis has dispositive power over the shares owned by CD Financial, LLC and CDS Ventures of South Florida, LLC. Each of Mr. Milmoe and Mr. DeSantis has shared voting power with regard to the shares held by CDS Ventures of South Florida, LLC and CD Financial, LLC.  Mr. Milmoe does not have dispositive power with regard to the shares owned by CD Financial, LLC or CDS Ventures of South Florida, LLCsuch Shares.

(3)
Mr. Milmoe directly owns 10,000 shares of common stock. He has beneficial ownership of 11,184,016 common shares owned by CD Financial, LLC. He has beneficial ownership of 2,081 shares of Series A Convertible Preferred Stock and 4,011 shares of Series B Convertible Preferred Stock owned by CDS Ventures of South Florida, LLC, immediately convertible into a maximum of 26,012,500 and 80,220,000 common shares respectively. Mr. DeSantis has dispositive power over such Preferred Shares.  Each of Mr. Milmoe and Mr. Carl DeSantis has shared voting power with regard to the shares held by CDS Ventures of South Florida, LLC and CD Financial, LLC.  Mr. Milmoe does not have dispositive power with regard to such Shares.

(4)
CD Financial, LLC directly owns 11,184,016 common shares. It has beneficial ownership of 2,081 shares of Series A Convertible Preferred Stock and 4,011 shares of Series B Convertible Preferred Stock owned by CDS Ventures of South Florida, LLC, immediately convertible into a maximum of 26,012,500 and 80,220,000 common shares respectively.

(5)
Mr. Haley directly owns 26,744,926 shares. Also includes 18,144,926 shares owned by Lucille Santini. Mr. Haley has voting power over these shares through a voting agreement dated on August 7, 2008, valid until July 31, 2010. Excludes any shares owned directly and indirectly by his wife Mrs. Janice Haley.

(6)	Includes 54,000 shares owned by Mr. Norelid’s adult children, beneficial ownership of which is disclaimed by Jan Norelid.
(7)
Applicable percentage of ownership is based on 149,156,158 shares of Common Stock outstanding as of May 18, 2009 together with securities exercisable or convertible into shares of common stock within sixty (60) days of the Record Date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

Arrangements Possibly Resulting in a Change in Control

Upon exercise of the unexpired warrants it holds, CD Financial, LLC with its subsidiary CDS Ventures of Florida, LLC, would beneficially own, but not own of record, 117,416,516 shares of the Company’s common stock giving it beneficial ownership of approximately 46.0% of our common stock outstanding as of May 18, 2009. Accordingly, if CD Financial, LLC were to exercise its warrants, it would have enough shares of our common stock to effectively control our company.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of and transactions in our common stock. To the best of our knowledge, based solely upon our review of copies of such reports and representation from reporting persons that were provided to us, we believe that each of our executive officers and directors timely filed Forms 4 and 5 with respect to transactions that should have been reported by them on such Forms.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Amended Articles of Incorporation provide that the number of directors to serve on our board of directors shall be determined by the board of directors and shall be no more than nine. Currently, the number of directors authorized to serve on our board of directors is five.

We are seeking shareholder election of five members to our board of directors. All nominees for election as a director are current members of our board of directors and those nominees that are elected will hold office until the 2010 annual meeting of our shareholders, or until their successors have been duly elected and qualified. Messrs. Stephen C. Haley, James R. Cast, William H Milmoe, Geary Cotton and Jan A. Norelid currently serve as directors and have been recommended for nomination by our board of directors for re-election at the annual meeting.

In the event that any nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of those person or persons as shall be recommended by our board of directors or, if no recommendation is given, in accordance with their best judgment.

The directors standing for re-election are:

Stephen C. Haley is Chief Executive Officer, President and Chairman of the Board of Directors for the Company, and has served in this capacity since he founded the Company in 2004.  Prior to founding the Company, from 2001 to 2004, Mr. Haley invested in multiple companies including the beverage industry. From 1999 to 2001, he held positions as COO and Chief Business Strategist for MAPICS, a publicly held, international software company with over 500 employees and $145 million in revenue. From 1997 to 1999, he was CEO of Pivotpoint, a Boston based Enterprise Requirements Planning (ERP) software firm, backed by a venture group including Goldman Sachs, TA Associates, and Greyloc. He holds a BSBA in Marketing from the University of Florida.

Jan A. Norelid is the Chief Financial Officer and a director of the Company.  He joined the Company as Chief Financial Officer in November 2006. Mr. Norelid has thirty two years of local and international financial experience. Most recently, from 2005 to 2006 he worked as consultant for Bioheart Inc, a start-up bio-medical company, and FAS Group, a consulting firm specialized in SEC related matters. Previously, from September 1997 to January 2005, Mr. Norelid served as Chief Financial Officer for Devcon International Corp, an $80 million NASDAQ listed company which manufactures building materials and provides a comprehensive range of heavy-construction and support services. Prior to this, from 1990 to 1995, Mr. Norelid worked as Chief Financial Officer for Althin Medical Inc., a $100 million public medical device company. Previous experience since 1977 consisted of various controller and CFO positions for Swedish companies, stationed in six different countries in four continents. Mr. Norelid holds a degree in Business Administration from the Stockholm School of Economics.

James R. Cast is a director of the Company.  Mr. Cast joined Elite as director in 2007. Mr. Cast is a certified public accountant and is the owner of a CPA firm in Ft. Lauderdale, Florida, which specializes in taxes and business consulting. Prior to forming his firm in 1994, Mr. Cast was senior tax Partner-in-Charge of KPMG Peat Marwick’s South Florida tax practice with over one hundred ten employees. During his twenty-two years at KPMG he was also the South Florida coordinator for all mergers, acquisitions, and business valuations. He is a member of AICPA and FICPA. He currently serves on the Board of the Covenant House of Florida. He has a BA from Austin College and a MBA from the Wharton School at the University of Pennsylvania.

William H. Milmoe is a director of the Company.  Mr. Milmoe joined Celsius Holdings, Inc as director in August 2008. Mr. Milmoe is president and chief financial officer of CDS International Holdings, Inc., a position he has held since 2006. From 1997 to 2006, he was CDS’ chief financial officer and treasurer.  Mr. Milmoe is a certified public accountant with over 40 years of broad business experience in both public accounting and private industry. His financial career has included positions with PricewaterhouseCoopers, an internal public accounting firm, General Cinema Corporation, an independent bottler of Pepsi Cola and movie exhibitor.  Mr. Milmoe is member of both the Florida and the American Institute of Certified Public Accountants.

Geary Cotton is a director of the Company. Mr. Cotton joined Celsius Holdings, Inc as director in September, 2008. Mr. Cotton is director of a privately held insurance industry company, XN Financial. Mr. Cotton was from 1986 to 2000 chief financial officer of Rexall Sundown, and public entity sold in 2000 for $1.8 billion. Mr. Cotton was a director and audit committee chairman of QEP Co. Inc. from 2002 to 2006. Mr. Cotton is a certified public accountant with over 30 years of broad business experience in both public accounting and private industry. Mr. Cotton is a graduate of University of Florida.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES

____________________________________

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN

Background and Purpose

On January 18, 2007, the board of directors of Elite FX, Inc. approved Elite FX, Inc.’s 2006 Stock Incentive Plan (the “Plan”). The Plan was approved at the Elite FX, Inc.’s annual shareholders’ meeting on the same day. On January 26, 2007, Elite FX, Inc. merged with Celsius, Inc. a subsidiary to Celsius Holdings, Inc. Celsius Holdings, Inc. assumed the Plan on January 26, 2007. The original plan reserved 600,000 shares of common stock to be issued under the Plan. In connection to the merger with Celsius Holdings, Inc. the number of shares reserved was converted to 16,046,956 based on the number of shares that one share of Elite FX, Inc was converted into approximately 26.745 shares of Celsius Holdings, Inc.

The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the actual text of the Plan in its entirety.

The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes awards under the Plan in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Shares, and (e) Performance Units, all as described fully in the attached Plan document (collectively "Awards") to persons selected by the administrators of the Plan from the class of all regular employees of the Company, including officers who are regular employees, non-employee directors, and third party consultants.

Shareholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the National Association of Securities Dealers National Market System.

Amendment of the Plan

The only change to the existing Plan is that the total amount of shares available for Awards would be increased from 16,046,956 to 50,000,000. All other terms and conditions of the Plan remain the same. Currently, grants for options to purchase a total of 15.5 million shares of common stock and grants of 108,135 shares of common stock have been awarded under the Plan. The Company will continue to issue additional Awards from time to time as determined in accordance with the Plan.  However, no specific awards under the Plan are contemplated based on the proposed amendment.

Administration of the Plan

The Plan provides that it shall be administered by the Board or by the Compensation Committee (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the Plan) in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (although Rule 16b-3 also may be complied with if the option grants are approved by the Board). No Committee has been elected and no Compensation Committee charter has been adopted.

The Committee or the Board in its sole discretion determines the persons to be awarded the Incentive, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

An aggregate of 16.0 million shares of Common Stock (50 million if the amendment is approved) subject to adjustment described below, are reserved for issuance of Awards under the Plan. The shares acquired through Awards under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any Award granted under the Plan should expire or terminate for any reason other than having been exercised in full, the shares not purchased subject to that Award, will again be available for purposes of the Plan.

Certain Terms and Conditions

All Awards granted under the Plan must be evidenced by a written agreement between the Company and the grantee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Awards granted.

For any Option granted under the Plan, the exercise price per share of Common Stock may be any price determined by the Committee or the Board, however, the exercise price per share of any Incentive Stock Option may not be less than the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted. For purposes of the Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner.

The option exercise price may be paid in cash or upon approval from the Committee in its sole discretion, broker-assisted cashless exercise, net-share exercise, delivery of Common Shares of the Company then owned by the participant, or by promissory note, with additional approval from the Board.  Notwithstanding any contrary provision, the Committee may require that payment by any method other than cash may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. Net-cash exercises are not permitted under the Plan.

No Incentive Stock Option or other non-option Award, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Awardee, an Award is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Award under the Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Award be exercisable after 10 years from the date of the grant. An Award may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Award may be exercised. Each outstanding Award granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all of the Company's assets.

Unless otherwise provided in the Award agreement, the unexercised portion of any Award granted under the Plan shall automatically be terminated (a) three months after the date on which the Awardee's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Awardee's employment for Cause; (c) one year after the date on which the Awardee's employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the Awardee's employment is terminated by reason of Awardee's death, or if later, three months after the date of Awardee's death if death occurs during the one year period following the termination of the Awardee's employment by reason of mental or physical disability.

To prevent dilution of the rights of a holder of an Award, the Plan provides for appropriate adjustment of the number of shares for which Awards may be granted, the number of shares subject to outstanding Awards and the exercise price of outstanding Awards, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate anti-dilution adjustments to outstanding Awards in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

The Committee or the Board may amend, suspend or terminate the Plan or any Award at any time, provided that such amendment shall be subject to the approval of the Company's Shareholders if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Awardee, pursuant to any Award previously granted, without the consent of the Awardee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THE PROPOSAL TO AMEND THE 2006 INCENTIVE STOCK PLAN.
____________________________

PROPOSAL NO. 3: TO APPROVE A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM
350,000,000 SHARES TO 1,000,000,000 SHARES (the “RECAPITALIZATION AMENDMENT”)

Our authorized capital currently consists of 350,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.001 per share. On May 18, 2009 we had 149,156,158 shares of common stock and 6,092 shares combined of Series A and B Convertible Preferred Stock issued and outstanding. The issued and outstanding preferred stock is convertible into up to maximum of 106,232,500 shares of Common Stock, based on (i) until December 31, 2010, for Series A $0.08 (eight cents) and for Series B $0.05 (five cents) or (i) after December 31,2010, the greater of (i) 90% of the Market Price on the conversion date and (ii) for Series A $0.08 (eight cents) and Series B $0.05(five cents)  as appropriately adjusted for stock splits, stock dividends and similar events.. In addition, there are a total of 41,581,387 shares of our common stock underlying outstanding warrants and options and outstanding convertible debt.

On May 18, 2009 our Board of Directors approved, and now recommends that our stockholders approve the Recapitalization Amendment. The form of Recapitalization Amendment is attached to this proxy statement as Appendix B. While we presently have a sufficient number of authorized but unissued shares of common stock available for issuance upon the possible exercise of outstanding options and warrants and/or the conversion of outstanding convertible debt, our Board of Directors believes it to be advisable to increase our authorized common shares to provide for future events. If the Recapitalization Amendment is approved, as a result of the increase in the number of authorized shares of our common stock, we will have additional shares of unissued common stock available in the event the Board of Directors determines that it is necessary or appropriate to issue such shares to permit us to raise additional capital through the sale of equity or convertible debt securities, to establish strategic relationships with corporate partners or for other valid corporate purposes.

Pursuant to the Recapitalization Amendment, we will increase the number of authorized shares of common stock to 1,000,000,000 shares. The terms of the newly authorized shares of common stock will be identical to those of the currently authorized shares of common stock. The authorization of additional shares of common stock will not alter the current number of issued and outstanding shares. The Recapitalization Amendment will not change any of the designations, rights or preferences of our Series A or B Preferred Stock nor will it increase the number of shares of authorized preferred stock.

Purpose and Effect of Recapitalization Amendment.

Our Board of Directors believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock without the expense and delay of additional special stockholders' meetings. Our working capital needs have been intensive and our business model provides that in the future we may issue shares of our common stock or securities convertible or exchangeable for shares of common stock for capital raising purposes, to establish strategic relationships with corporate partners or for other valid corporate purposes. However, while we are actively seeking to raise additional capital and any such transaction will likely involve the issuance and sale of common equity or debt which is convertible into shares of our common stock, we currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock, including as part of a capital raising transaction or otherwise.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

Although the Recapitalization Amendment was not adopted by our Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued common shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placed sale of shares to purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. While the Recapitalization Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the Recapitalization Amendment outweighs any disadvantages. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this proxy statement.

Manner of Effecting the Recapitalization Amendment.

The increase in the number of authorized shares of our common stock will be effected by the filing of the Recapitalization Amendment with the Secretary of State of the State of Nevada. If approved at the Annual Meeting, we anticipate that we will file the Recapitalization Amendment as soon as practicable after the date of the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.
_________________________

CORPORATE GOVERNANCE

Ethics and Values

We have a code of ethics that applies to all employees (including our principal executive officer, principal financial officer and principal accounting officer, and persons performing similar functions) and members of the board of directors. The code of ethics is based upon the philosophy that each director, each executive officer, and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage, and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code.

You can find our code of ethics on our website at www.celsius.com, under the “Investor Information” section of the “Investors” menu. We will provide, upon request of any shareholder and without charge a printed copy of our code of ethics. The information contained on our website is not a part of this proxy statement. We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

 Board Meetings

The board of directors held five regular meetings during 2008, and executed 14 unanimous consents. Each of our directors attended at least 75% of the total of such board meetings after being appointed director.

Director Attendance

Members of the board of directors are expected to attend all regular and special meetings of the board of directors. In addition, all directors, absent special circumstances, are expected to attend the annual meeting of shareholders.

 Director Independence

The board of directors has determined that two of our five directors, Mr. Cast and Mr. Cotton, are independent pursuant to the independence standards of the NASDAQ Stock Market.

Board Committees

The board of directors has not established any committees to the board. The Company is relatively small in terms of its revenue, shareholder base, the total number of directors and the number of independent directors (2).  As such, the Board of Directors has determined that due to its small size and limited number of directors and independent directors that it cannot establish effective nominating, compensation and audit committees.

In lieu of a nominating committee, all directors participate in the consideration of director nominees.   The board acts in such capacity without a nominating committee or written policy and relies on the individual judgment of each director in determining the qualifications of of a candidate.  The board does not pay a fee to any third party to identify or evaluate candidates.

In lieu of a compensation committee, all directors participate in the in the consideration of executive officer and director compensation.  The philosophy, policies and practices implemented by the board are discussed in this Proxy in the section titled COMPENSATION DISCUSSION AND ANALYSIS.

In lieu of an audit committee, all directors participate in the review and discussion of our audited financial statements with our management and our independent accountants. Our board of directors approved the services rendered and fees charged by our independent auditors. Our board of directors also discusses matters of independence with our independent registered public accountants and the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committee).

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion analyzes our compensation policies and decisions for our named executive officers. The focus of the discussion is on the fiscal year ended December 31, 2008. However, when relevant, the discussion covers actions regarding compensation for our named executive officers that were taken after the conclusion of 2008.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during the fiscal year ended December 31, 2008. For 2008, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers:

Stephen C. Haley, Jan A. Norelid, Richard W. McGee, Janice H. Haley

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivate them to achieve, and reward them for superior performance. We believe that our executive compensation program impacts all of our employees by setting general levels of compensation and helping to create an environment of goals, rewards, and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of our executive compensation and incentive programs on all of our employees.

In determining compensation, job level, individual performance and Company performance are considered. More specifically, factors considered include the Chief Executive Officer and President's recommendations, specific accomplishments of the executive officers, the Company's historical and projected performance, sales, earnings, financial condition and return on equity and economic conditions. These factors and the ultimate determination of compensation are subjective. The Company attempts to provide incentives to retain qualified executive officers, but also believes that the cash compensation paid to its executives is well below the range of compensation paid to similarly situated executives at companies in similar industries or at companies having similar market capitalization. Given the level of the Company's executive officers compensation, the Board does not believe that it is necessary to incur the expense of formal studies or market analysis.

As the Company in the past has not had the capability to properly compensate its executive officers, we have put a lot of emphasis on the non-cash element of the compensation, i.e. stock grants and option grants. We intend to continue to issue substantial stock or option grants to our executive officer.

Policies and Practices

The Board of Directors (the “Board”) annually reviews all elements of each named executive officer’s total compensation. The members of the Board have also current business experience that allows them to compare the compensation of our named executive officers with that of executive officers in an appropriate market comparison group.

The Board determines the annual compensation for our chief executive officer. The Board also determines the aggregate level of compensation to be paid to other members of our senior management team. In setting the aggregate level of executive compensation, the Board considers recommendations made to it by our chief executive officer.

While bonuses are also related to individual performance, Company performance is emphasized more in determining bonus payments than in determining salary. This is particularly true at the highest level of management. In considering performance, generally revenue is most emphasized, although earnings and financial condition are also considered. The amount of any bonus is not tied to specific performance criteria, but is also subjectively determined based upon an analysis of the aforementioned factors. An executive officer could receive a bonus in a year where the Company is not profitable, based upon his or her individual performance or areas of responsibility. The Company also attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Options allow executive officers to share, to some extent, in shareholders' return on equity. Typically, Company options vest annually in equal amounts over a three year period. The determination of how many options to grant to an executive officer depends, to varying degrees, on the number of outstanding options held by the executive officer, his job level and performance and Company performance.

Components of Executive Compensation

Our compensation packages with our named executive officers include a base salary, cash bonus, stock options, and perquisites that are generally given to all employees. Each such component is discussed below.

Base Salary.  We pay each of our named executive officers a base salary pursuant to the terms of their employment agreements entered into in January 2007. Due to the lack of sufficient financing of the Company there have been no adjustments for cost of living or other to any of the named executives during 2008. In deciding the amount of base salary to be paid to each named executive officer, the Board also considered our desire to retain our named executive officers, whom we view as critical to achieving our short-term and long-term goals.

Cash Bonus.  The employment agreements have cash bonus stipulations, but due to the lack of financing and internally generated cash flow of the Company no cash bonus has been paid in 2008 to any named executive.  It is the intention of the Board to in 2009 determine goals and objectives for the Company and its named executives and issue cash bonuses at the end of the year as determined by the Board.

Restricted Stock Awards.  During 2008, we did not award any restricted stock awards.

Stock Options.  During 2008, we awarded stock options to some of our named executive officers because we believe stock options align their interests with our shareholders’ long-term interests. The Board determined the amount of stock options to award to each of our named executive officers based on the number of common shares outstanding and the percentage it believed provided long-term incentives for each of our named executive officers. The Board has the discretion to determine the size and terms of stock option awards. The options that were issued in 2008 was partially issued as compensation for the lack of any cash bonus, and therefore the options were immediately exercisable.

Perquisites

Generally any perquisites given to the named executives are part of the general employment policies of the Company, such as contribution to health insurance cost and 401K plan, car allowance and cost of cell phone used in executing the employee’s duties. No other material perquisites have been issued.

Change in Control Payments

We have agreed to make certain payments to our named executive officers upon the occurrence of a change of control as defined in each of our named executive officer’s employment agreements. For more information regarding such change of control payments, see “Executive Officer Employment Agreements” on page 15 of this proxy statement. We decided to include change of control payments in each of our named executive officer’s employment agreement because it serves as a further means to attract, recruit and retain our named executive officers. We consider such change in control payments an appropriate method to motivate our named executive officers if we decide to pursue a sale of the company as an appropriate way of maximizing shareholder value. Since the Board would not consider any such transaction unless shareholder value was maximized, the Board believes any such costs for such a change of control payment would be minimal in comparison to the value delivered to shareholders.

 Certain Tax and Accounting Implications

Accounting for Stock-Based Compensation.  We account for stock-based compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth all compensation for the last fiscal year awarded to, or earned by, our Chief Executive Officer and all other executive officers serving as such at the end of fiscal year ended December 31, 2008 whose salary and bonus exceeded $100,000 for the year ended December 31, 2008 or who, as of December 31, 2008, was being paid a salary at a rate of at least $100,000 per year.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other (1)Compensation	Totals
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Stephen Haley, President, CEO and Chairman	2008	$141,231	$-	$-	$0	$-	$-	$-	$141.231
	2007	$93,877	$-	$-	$24,769	$-	$-	$51,000	$169,646
	2006	$-	$-	$-	$-	$-	$-	$120,000	$120,000

Jan Norelid, CFO	2008	$141,092	$-	$-	$62,120	$-	$-	$7,200	$210,412
	2007	$135,831	$-	$25,000	$20,271	$-	$-	$4,985	$186,087
	2006	$8,308	$-	$-	$-	$-	$-	$-	$8,308

Richard McGee, COO	2008	$105,692	-	$-	$20,707	$-	$-	$12,000	$60,000
	2007	$106,615	$13,506	$-	$28,073	$-	$-	$9,692	$157,886
	2006	$60,000	-	$-	$-	$-	$-	$-	$60,000

Janice Haley, VP Strategic accounts	2008		$-	$-	$-	$-	$-	$-	$65,385
	2007	$103,846	$-	$-	$33,025	$-	$-	$-	$136,871
	2006	$65,385	$-	$-	$-	$-	$-	$-	$65,385

Irina Lorenzi	2008	$122,596	$-	$-	$15,938	$-	$-	$-	$138,534
Innovations Vice	2007	$45,673	$-	$-	$96,924	$-	$-	$-	$136,871
President	2006	$-	$-	$-	$-	$-	$-	$-	$-

(1)
From March 2006 through part of May of 2007 the Company accrued Mr. Haley’s salary and have still not paid it, the accrued amounts are shown under All Other Compensation as $120,000 and $51,000 for the years 2006 and 2007, respectively. Mr. Norelid received $7,200 and 4,985 in health insurance reimbursement, for the years 2008 and 2007, respectively. Mr. McGee received $12,000 and 9,692 as auto allowance for the years 2008 and 2007, respectively.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to stock awards and grants of options to purchase our common stock under our 2006 Stock Incentive Plan or separately to the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards					Stock Awards
	Number of Securities underlying unexercised options #	Number of Securities underlying unexercised options #	Equity incentive plan awards Number of Securities underlying unexercised Unearned options	Option exercise price	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity incentive plan awards Number of unearned shares, units or other rights that	Equity incentive plan awards Market or payout value of unearned shares, units or other rights that have not vested
Name	Exercisable	Unexercisable	(#)	($)	($)	(#)	($)	(#)	($)

Stephen C. Haley, CEO	-	-	-	-	-	-	-	-	-

Jan A. Norlid	-	-	900,000	$0.11	4/9/2023	-	-	-	-

Richard W. McGee
President Field Operations	-	-	300,000	$0.11	4/9/2023	-	-	-	-

Janice H. Haley, Vice President	-	-	250,000	$0.11	4/9/2023	-	-	-	-

Executive Officer Employment Agreements

On January 19, 2007, the Company entered into employment agreements with the Messrs. Stephen C. Haley, Jan Norelid, Richard McGee and Ms. Janice Haley.  Each of the agreements has a three (3) year term ending on January 18, 2010. The agreements provide for a discretionary bonus. The bonus plans have not yet been established by the board, but may contain items such as goals to achieve certain revenue, to reduce cost of production, to achieve certain gross margin, to achieve financing, etc.

The agreement with Mr. Stephen C. Haley, our Chief Executive Officer and Chairman of the Board, provides for a base annual salary of $144,000, a discretionary annual bonus. Mr. Haley is entitled to severance benefits if Mr. Haley’s employment is terminated upon his death or if his employment is terminated by the Company other than for cause. These severance benefits include on termination:

(a)
due to death a lump sum payment death benefit equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Haley most recently multiplied by the term remaining in his employment agreement; and

(b)
for other than for cause and termination by employee after a change of control (i) a lump sum payment equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Haley most recently multiplied by the greater of the term remaining in his employment agreement or two (2) years, and (ii) a continuation of all other benefits through for the greater of the term remaining in his employment agreement or two (2) years.

If Mr. Haley terminates his employment for reasons other than the Company’s breach of the agreement, he will not be entitled to severance benefits.   Mr. Haley will not be entitled to severance benefits if his employment agreement is terminated for cause (as described below).

The agreement with Mr. Jan Norelid, our Chief Financial Officer, provides for a base annual salary of $144,000 and a discretionary annual bonus.  Mr. Norelid is entitled to severance benefits if Mr. Norelid’s employment is terminated by the Company other than for cause. These severance benefits include on termination:

for other than for cause and termination by employee after a change of control (i) a lump sum payment equal to his annual base salary plus the annualized amount of incentive compensation paid Mr. Norelid most recently multiplied by the greater of the term remaining in his employment agreement or two (2) years, and (ii) a continuation of all other benefits through for the greater of the term remaining in his employment agreement or two (2) years.

The agreement with Mr. Richard McGee provides for a base annual salary of $108,000 and an increase of his salary to $144,000 when the Company has raised $2.5 million in financing, and a discretionary annual bonus.

The agreement with Ms. Janice Haley, our Vice President of Marketing, provides for a base annual salary of $100,000 and an increase of her salary to $120,000 when the Company has raised $2.5 million in financing, and a discretionary annual bonus.

The agreements with Mr. McGee and Ms. Haley provide for severance benefits if employment is terminated by the Company other than for cause.  These severance benefits include on termination:

for other than for cause an amount equal to the sum of such employee’s then current annual base salary plus the annualized amount of incentive compensation paid to such employee within the last year before the date such employee’s employment was terminated, multiplied by the number of full and partial years remaining in the term of the agreement.

The Company anticipates senior executive bonuses under each of these agreements will be determined based on various factors, including revenue achievement and operating income (loss) before depreciation and amortization targets, as well as personal contributions.

These employment agreements may be terminated by the Company if the executive commits an act or an omission resulting in a willful and material breach of or failure or refusal to perform his duties, commits fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services, convicts any crime which involves dishonesty or breach of trust, or acts in gross negligence in the performance of his duties (provided that the Company gives the executive notice of the basis for the termination and an opportunity for 15 days to cease committing the alleged conduct) or violates the confidentiality or non-competition requirements of the agreement.

Director Compensation

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2008.

	Fees Earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
James R. Cast (1)(2)	$4,000	$-	$11,562	$-	$-	$-	$15,562

Gregory Horn (1)(2)	$4,000	$-	$-	$-	$-	$-	$4,000

(1)	Represents options to purchase 200,000 shares of common stock issued to Mr. Cast on April 9, 2008 at an exercise price equal to $0.11.

(2)
Cash compensation to non-employee directors has been established to be $4,000 annually, and $250 per audit committee meeting, once such committee is formed. The fee of $4,000 for the year of service ended in January 2008 was paid to the directors in 2008.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our articles of incorporation. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We received advances from one of our stockholders, Mrs. Santini, at various instances during 2004 and 2005, $76,000 and $424,000, respectively. Mrs. Santini owned as of the record date 12.2% of our outstanding common stock. In July 2008, we restructured the agreement and decreased the interest rate to prime rate flat, no collateral, monthly payments of $5,000 until a balloon payment of approximately $606,000 in January 2010. The outstanding balance as of December 31, 2008 was $644,000.

We have accrued $171,000 for Mr. Haley’s, our CEO, salary from March 2006 through May 30, 2007. Mr. Haley also lent us $50,000 in February 2006. The two debts were restructured in July 2008 into one note accruing 3 percent interest, no collateral, monthly payments of $5,000 and with a balloon payment of $64,000 in January 2011. The outstanding balance as of December 31, 2008 was $176,000.

Mr. Haley has guaranteed the Company’s obligations under the factoring agreement with Bibby Financial Services, Inc. (“Bibby”). This agreement has been cancelled and the debt was paid off in November 2008. Mr. Haley has also guaranteed the financing of vehicles on our behalf, and was previously guaranteeing the office lease for the Company. Mr. Haley was not compensated for issuing the guarantees.

Mrs. Janice Haley, Vice President of Strategic Accounts and Business Development, is the spouse to Mr. Haley, our CEO. Her compensation is disclosed in the compensation chart of named executives.

Related party transactions are contracted on terms comparable to the terms of similar transactions with unaffiliated parties. As part of our code of ethics, any related party transaction must be approved in advance. If the interested party is an officer or director of the Company, approval must be obtained from of a majority of the Audit Committee of the Board or the Board itself, provided that only those that do not have a relationship or an interest in the transaction are eligible to cast a vote. In each such case, the full scope of the conflict of interest must be disclosed to senior management and the Audit Committee or the Board, and must also be publicly disclosed to the extent required by applicable securities laws.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees billed by the independent public accountants or accrued for the fiscal years ended December 31, 2008 and 2007 for professional services for the audit of our annual financial statements and the reviews included in our Form 10-Q and services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were $50,500 and $31,000, respectively.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under Item 9 (e)(1) of Schedule 14A was $0.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountants for tax compliance, tax advice, and tax planning was $0 and $1,250 during the years ended December 31, 2008 and 2007, respectively.

All Other Fees

During the last two fiscal years there were no other fees charged by the principal accountants other than those disclosed above.

	2008	2007

Audit Fees	$50,500	$31,000
Tax Fees	-	1,250
All Other Fees	-	-

Audit Committee

 We have not established an audit committee. Our board of directors approved the services rendered and fees charged by our independent auditors. Our board of directors has reviewed and discussed our audited financial statements for the year ended December 31, 2008 with our management. In addition, our board of directors has discussed with Sherb & Co, LLP, our independent registered public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committee). Our board of directors also has received the written disclosures and the letter from as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and our board of directors has discussed the independence of Sherb & Co, LLP with that firm.

Policy for Pre-Approval of Audit and Non-Audit Services

Our board of directors’ policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, our board of directors’ policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by our board of directors. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

SHAREHOLDERS COMMUNICATIONS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to Celsius Holdings Inc., 140 NE 4th Ave, Suite C, Delray Beach, FL 33483, Attention: Board of Directors.

SHAREHOLDER PROPOSALS FOR THE 2010 MEETING

In the event that a stockholder desires to have a proposal considered for presentation at the 2010 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Company so that it is received  not later than one hundred twenty (120) days in advance of the first anniversary of the date the Company’s proxy statement was first mailed to stockholders for the 2009 Annual Meeting of Stockholders; provided, however, that in the event that the date of the 2010 Annual Meeting is changed by more than thirty (30) days from the date of the 2009 Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such meeting and ten (10) calendar days following the date on which public announcement of the date of such meeting is first made by the Company. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The notice must also comply with the Company’s Bylaws.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.  Notices should be directed to: Celsius Holdings, Inc. 140 NE 4th Ave., Suite C, Delray Beach, FL 33483, Attention: Secretary of the Board of Directors.

 AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to : Celsius Holdings, Inc. 140 NE 4th Ave., Suite C, Delray Beach, FL 33483, Attention: Secretary of the Board of Directors or by calling telephone number (561) 276-2239.

 In certain cases, only one Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, Celsius Holdings, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of the Proxy Statements if they are receiving multiple copies of the Proxy Statements by directing such request to the same mailing address.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this Proxy Statement.  If you grant a proxy, the person named as proxy holder, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

/s/ Stephen C. Haley
Date: May 19, 2009	Stephen C. Haley,
Chairman of the Board

 CELSIUS HOLDINGS, INC.
COMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CELSIUS HOLDINGS, INC.

The undersigned, a holder of Common Stock of Celsius Holdings, Inc., a Nevada corporation (the “Company”), does hereby appoint Stephen C. Haley and Jan A. Norelid, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at our 2009 annual meeting of shareholders to be held at Old School Square, 51 N. Swinton Ave , Delray Beach, Florida, on July 16, 2009, and at any adjournment(s), or postponement(s) thereof, hereby revoking all former proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

1.	ELECTION OF DIRECTORS

Election of the following five (5) director nominees to the Company’s Board of Directors to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified:

1) Stephen C. Haley	2) James R. Cast	3) William H. Milmoe

4) Geary Cotton	5) Jan A. Norelid

☐	VOTE FOR all five (5) nominees listed in the Proxy Statement, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	To approve and ratify the Company's Amended 2006 Incentive Stock Plan

	☐	FOR	☐	AGAINST	☐	ABSTAINS

3.	To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 350,000,000 shares to 1,000,000,000 shares

	☐	FOR	☐	AGAINST	☐	ABSTAINS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2009

Signature of Shareholder	Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.

CELSIUS HOLDINGS, INC.
SERIES A CONVERTIBLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CELSIUS HOLDINGS, INC.

The undersigned, a holder of 2,081 Series A Convertible Preferred Stock of Celsius Holdings, Inc., a Nevada corporation (the “Company”), does hereby appoint Stephen C. Haley and Jan A. Norelid, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at our 2009 annual meeting of shareholders to be held at  Old School Square, 51 N. Swinton Ave , Delray Beach, Florida, on July 16, 2009, and at any adjournment(s), or postponement(s) thereof, hereby revoking all former proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

1.	ELECTION OF DIRECTORS

Election of the following five (5) director nominees to the Company’s Board of Directors to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified:

1) Stephen C. Haley	2) James R. Cast	3) William H. Milmoe

4) Geary Cotton	5) Jan A. Norelid

☐	VOTE FOR all five (5) nominees listed in the Proxy Statement, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	To approve and ratify the Company's Amended 2006 Incentive Stock Plan

	☐	FOR	☐	AGAINST	☐	ABSTAINS

3.	To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 350,000,000 shares to 1,000,000,000 shares

	☐	FOR	☐	AGAINST	☐	ABSTAINS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2009

CDS Ventures of South Florida, LLC	CDS Ventures of South Florida, LLC
Signature of Shareholder	Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.

CELSIUS HOLDINGS, INC.
SERIES B CONVERTIBLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CELSIUS HOLDINGS, INC.

The undersigned, a holder of 4,011 Series B Convertible Preferred Stock of Celsius Holdings, Inc., a Nevada corporation (the “Company”), does hereby appoint Stephen C. Haley and Jan A. Norelid, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at our 2009 annual meeting of shareholders to be held at Old School Square, 51 N. Swinton Ave , Delray Beach, Florida, on July 16, 2009, and at any adjournment(s), or postponement(s) thereof, hereby revoking all former proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

1.	ELECTION OF DIRECTORS

Election of the following five (5) director nominees to the Company’s Board of Directors to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified:

1) Stephen C. Haley	2) James R. Cast	3) William H. Milmoe

4) Geary Cotton	5) Jan A. Norelid

☐	VOTE FOR all five (5) nominees listed in the Proxy Statement, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	To approve and ratify the Company's Amended 2006 Incentive Stock Plan

	☐	FOR	☐	AGAINST	☐	ABSTAINS

3.	To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 350,000,000 shares to 1,000,000,000 shares

	☐	FOR	☐	AGAINST	☐	ABSTAINS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2009

CDS Ventures of South Florida, LLC	CDS Ventures of South Florida, LLC
Signature of Shareholder	Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.

APPENDIX A

CELSIUS HOLDINGS, INC.

2006 INCENTIVE STOCK PLAN

1. Purpose. The Celsius Holdings, Inc. 2006 Incentive Stock Plan (the "Plan"), being assumed and adopted by Celsius Holdings, Inc., a Florida corporation, is intended to provide incentives which will attract and retain highly competent persons at all levels as employees of Celsius Holdings, Inc. and its subsidiaries (the "Company"), as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire the Company's common stock ("Common Shares") or to receive monetary payments based on the value of such shares pursuant to the Awards described in Paragraph 4 below.

2. Administration.

(a)
The Plan will be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company from among its members; provided, however, that, as long as Common Shares are registered under the Securities Exchange Act of 1933 (the "Act"), members of the Committee must qualify as "non-employee directors" within the meaning of Securities and Exchange Commission Regulation ss. 240.16b-3. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two members of the Board administer the Plan. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board and Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving such person's bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

(b)
Pursuant to its administrative duties described in Section 2(a) above and notwithstanding anything to the contrary contained herein, the Compensation Committee may, by a resolution adopted at a meeting of the Compensation Committee duly convened and called or by a unanimous written consent in lieu of a meeting, delegate to the persons or persons who serve as Chief Executive Officer of the Company the authority to determine the identities of employees who are not officers or directors of the Company who shall receive Stock Options under the Plan and the terms, conditions, limitations and restrictions upon which such Stock Options shall be granted; provided, however, that the per share exercise price of any Stock Option awarded by the Chief Executive Officer of the Company pursuant to any delegation of authority permitted hereunder shall not be less than the Fair Market Value (as hereinafter defined) of the Common Shares on the date the Stock Option is granted. The terms and conditions of, and any limitation or restriction on, any such delegation shall be at the sole discretion of the Compensation Committee and shall be set forth in the resolution of the Compensation Committee establishing such delegation. Any delegation pursuant to this Section 2(b) may be revoked by the Compensation Committee at any time.

3. Participants. Participants will consist of such employees or prospective employees (conditioned upon, and effective not earlier than his becoming an employee) of the Company, and independent contractors (including persons other than individuals) providing consulting or advisory services to the Company, as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Shares, and (e) Performance Units, all as described below (collectively "Awards").

5. Shares Reserved under the Plan. Subject to the following provisions of this Section 5, there is hereby reserved for issuance under the Plan an aggregate of 50,000 ,000 Common Shares, which may be authorized but unissued shares. Any shares subject to Stock Options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options or rights prior to issuance of the shares or the payment of the equivalent or if shares are issued under such options or rights or as such awards and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

6. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of Common Shares, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a)
Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value (as hereinafter defined) of the Common Shares on the date the option is granted.

(b)
Payment of Exercise Price. The option exercise price may be paid by cash, or upon approval from the Committee in its sole discretion, broker-assisted cashless exercise, net-share exercise, delivery of Common Shares of the Company then owned by the participant, or by promissory note, with additional approval from the Board or the CEO.  Notwithstanding any contrary provision, the Committee may require that payment by any method other than cash may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. Net-cash exercises are not permitted under the Plan.

A broker-assisted cashless exercise involves the simultaneous exercise by an employee of a share option and sale of sufficient Common Shares through a broker to cover the payment and any necessary withholding.  Broker-assisted cashless exercise is typically only available if the Common Shares are readily tradeable on a national securities exchange or other market system at the time of option exercise.  Payment in a broker-assisted exercise is made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In a net-share exercise, the Company holds back from the Common Shares to be issued upon exercise of an option that number of Commons Shares having a value (based on the previous business day’s closing price) equal to the minimum amount required to satisfy the exercise price and any necessary withholding, unless the Company determines that such taxes must be in cash by the holder.

(c)
Exercise Period. Stock Options granted under the Plan will be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee. In addition, Nonqualified Stock Options shall not be exercisable later than fifteen (15) years after the date they are granted and Incentive Stock Options shall not be exercisable later than ten (10) years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

(d)
Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

(e)
Re-designation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be re-designated as Nonqualified Stock Options for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

(f)
Limitation of Rights in Shares. The recipient of a Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Stock Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

(a)
A Stock Appreciation Right relating to a Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

(b)
Each Stock Appreciation Right will entitle the holder to elect in lieu of exercising the Stock Option to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 85% of the Fair Market Value of the Common Shares on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Shares, or a combination thereof, as set forth in the Award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of Common Shares (or cash of equal value) with respect to which the right is granted.

(c)
Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related Stock Option, if any, and (ii) fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related Stock Option, if any) by the number of shares with respect to which the right is exercised.

8. Stock Awards. Stock Awards will consist of Common Shares transferred to participants without other payment therefor or payment at less than Fair Market Value as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the participant's employment or other contractual arrangement within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Shares covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The participant shall have, with respect to the Common Shares subject to a Stock Award, all of the rights of a holder of Common Shares of the Company, including the right to receive dividends and to vote the shares.

9. Performance Shares.

(a)
Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive Common Shares or cash of an equivalent value at the end of a specified Performance Period (defined below). The Committee shall determine the participants to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Common Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in this Section 9. The Committee may condition the grant of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

(b)	Performance Shares awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

(i)
Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to the number of Common Shares covered by a Performance Share Award will not be paid to the participant.

(ii)
Subject to the provisions of the Performance Share Award and this Plan, at the expiration of the Performance Period, share certificates and/or cash of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his, her or its legal representative, in a number equal to the vested shares covered by the Performance Share Award.

(iii) Subject to the applicable provisions of the Performance Share Award and this Plan, upon termination of a participant's employment or contractual relationship with the Company for any reason during the Performance Period for a given Performance Share Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

10. Performance Units.

(a)
Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Shares or a combination of both. The Committee shall determine the participants to whom and the time or times at which Performance Units shall be awarded, the duration of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a participant's right to Performance Units will be vested, the ability of participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the Award in addition to those set forth in this Section 10. The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

(b)	The Performance Units awarded pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)
At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each participant that have vested.

(ii)
Subject to the applicable provisions of the Performance Unit Award and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his, her or its legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

(iii)
Subject to the applicable provisions of the Performance Unit Award and this Plan, upon termination of a participant's employment or contractual relationship with the Company for any reason during the Performance Cycle for a given Performance Unit Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

11. Adjustment Provisions.

(a)
If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares other than as contemplated under Section 5 hereof) or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

(b)
In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Award:

(i)
any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition;

(ii)
any participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of Common Shares which are covered by such right and the aggregate reference price of such right; and

(iii) any participant to whom Performance Shares or Performance Units have been awarded shall have the right thereafter and during the term of the Award, upon fulfillment of the terms of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of Common Shares which are covered by the Award.

The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

(c)
Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

(d)
In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees or other persons affiliated with the acquired entity, the aggregate number of Common Shares available for Awards under this Plan shall be increased accordingly.

12. Non-transferability.

(a)
Each Award granted under the Plan to a participant shall not be transferable by such participant otherwise than as required by law or by will or the laws of descent and distribution, and shall be exercisable, in the case of an individual, only by him during his lifetime. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

(i)  By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

(ii) To the extent that the deceased participant was entitled to do so at the date of his death.

(b)
Notwithstanding Section 12(a), in the discretion of the Committee, Awards granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members and/or trusts are the only partners, but only if the Award expressly so provides. In the case of a participant who is not an individual, transferability shall be determined by the Committee in its sole and absolute discretion.

13. Other Provisions. Awards under the Plan may also be subject to such other provisions (whether or not applicable to any other Awards under the Plan) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Shares under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of, Shares acquired under any form of Award, provisions for the acceleration of the right to exercise or vesting of Awards in the event of a change of control of the Company or other reasons, provisions for the payment of the value of Awards to participants in the event of a change of control of the Company or other reasons, or provisions to comply with Federal and state securities laws, or setting forth understandings or conditions as to the participant's employment or contractual relationship in addition to those specifically provided for under the Plan.

14. Fair Market Value. For purposes of this Plan and any Awards hereunder, Fair Market Value of Common Shares shall be the mean between the highest and lowest sale prices for the Company's Common Shares as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Shares are primarily traded) on the date immediately preceding the date of grant (or on the next preceding trading date if Common Shares were not traded on the date immediately preceding the date of grant); provided, however, that until the Company's Common Shares are readily tradeable on a national securities exchange or market system, or if the Company's Common Shares are not at the applicable time readily tradeable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Shares of the Company.

15. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Shares pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Shares. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or Award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, (b) the receipt or vesting of Stock Awards, or (c) the receipt of Common Shares upon the expiration of the Performance Period or the Performance Cycle, respectively, with respect to any Performance Shares or Performance Units, by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount to be withheld.

16. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, independent contractor, or otherwise, shall not be enlarged or otherwise affected by such person's designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

17. Effective Date, Amendment and Termination. The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Common Shares then outstanding.  The Plan shall terminate (10) ten years later, subject to earlier termination by the Board; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 17 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. The approval of the Company's shareholders will be required for any amendment to the Plan which (i) would change the class of persons eligible for the grant of Stock Options as specified in Section 3 or otherwise materially modify the requirements as to eligibility for participation in the Plan, or (ii) would increase the maximum number of shares subject to Stock Options, as specified in Section 5 (unless made pursuant to the provisions of Section 11) or (iii) is required to be approved by the shareholders pursuant to the Code, Section 16 of the Act or by any stock market or exchange on which the Common Shares are listed. With respect to persons subject to Section 16 of the Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 of the Act are concerned.

18. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

APPENDIX B

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
CELSIUS HOLDINGS, INC.
(A Nevada Corporation)

Pursuant to with provisions of the Nevada Revised Statutes, Chapter78, the undersigned, being the Chairman and Chief Executive Officer of Celsius Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Certificate of Incorporation of this Corporation is hereby amended as follows:

3. SHARES: The number of shares the corporation is authorized to issue is an aggregate total of 550,000,000 shares with a par value of $0.001 per share divided into:

a. 1,000,000,000 shares of Common Stock with a par value of $0.001 per share; and

b.   50,000,000 shares of Preferred Stock with a par value of $0.001 per share.

And

ARTICLE IV

SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is:

a.     1,000,000,000 shares of common stock with a par value of $0.001 per share; and

b.       50,000,000 shares of preferred stock with a par value of $0.001 per share.

The Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Preferred Stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated May 18, 2009  in accordance with provisions of the Nevada Revised Statutes, Chapter 78, and by the holders of a majority of the outstanding shares of the Corporation’s voting stock at the annual meeting of stockholders held on July 16, 2009 in accordance with provisions of the Nevada Revised Statutes, Chapter 78.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of __________, 2009.

CELSIUS HOLDINGS, INC.

By:

Stephen C. Haley, Chief Executive Officer